Exhibit 4.3

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and among

Express, LLC

Express Finance Corp.

Express Parent LLC

Express GC, LLC

and

Banc of America Securities LLC

Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated

Dated as of March 5, 2010

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of March 5, 2010, by and among Express, LLC, a Delaware limited liability company, and Express Finance Corp., a Delaware corporation, (collectively, the “Issuers”), Express Parent LLC, a Delaware limited liability company, and Express GC, LLC, an Ohio limited liability company, (collectively, the “Guarantors”), and Banc of America Securities LLC, Goldman, Sachs & Co., and Morgan Stanley & Co. Incorporated (collectively, the “Initial Purchasers”), each of whom has agreed to purchase pursuant to the Purchase Agreement (as defined below) the Issuers’ 8.750% Senior Notes due 2018 (the “Initial Notes”) fully and unconditionally guaranteed by the Guarantors (the “Guarantees”). The Initial Notes and the Guarantees attached thereto are herein collectively referred to as the “Initial Securities.”

This Agreement is made pursuant to the Purchase Agreement, dated March 2, 2010 (the “Purchase Agreement”), among the Issuers, the Guarantors and the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Initial Securities, including the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Securities, the Issuers have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 8(h) of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1. Definitions.

As used in this Agreement, the following capitalized terms shall have the following meanings:

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Closing Date: The date of this Agreement.

Commission: The Securities and Exchange Commission.

Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Issuers to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were properly tendered and not withdrawn by Holders thereof pursuant to the Exchange Offer prior to the expiration thereof.

Effectiveness Target Date: As defined in Section 5 hereof.

Entitled Security: Each Initial Note, until the earliest to occur of (a) the date on which such Initial Note has been exchanged by a Person other than a Broker-Dealer for an Exchange Note in the Exchange Offer; (b) following the exchange by a Broker-Dealer in the Exchange Offer of an Initial Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement; (c) the date on which such Initial Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or (d) the date on which such Initial Note is actually sold pursuant to Rule 144 under the Securities Act; provided that an Initial Note will not cease to be an Entitled Security for purposes of the Exchange Offer by virtue of this clause (d).

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Offer: The registration by the Issuers under the Securities Act of the Exchange Notes pursuant to a Registration Statement pursuant to which the Issuers offer the Holders of all outstanding Entitled Securities the opportunity to exchange all such outstanding Entitled Securities held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Entitled Securities tendered in such exchange offer by such Holders.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Initial Securities to certain “qualified institutional buyers,” as such term is defined in Rule 144A under the Securities Act and to certain non-U.S. persons pursuant to Regulation S under the Securities Act.

Exchange Notes: The 8.750% Senior Notes due 2018, of the same series under the Indenture as the Initial Securities, to be issued to Holders in exchange for Entitled Securities pursuant to this Agreement.

FINRA: Financial Industry Regulatory Authority, Inc, an independent regulatory organization.

Holders: As defined in Section 2(b) hereof.

Indemnified Holder: As defined in Section 8(a) hereof.

Indenture: The Indenture, dated as of March 5, 2010, by and among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Initial Notes: As defined in the preamble hereto.

Initial Placement: The issuance and sale by the Issuers of the Initial Securities to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Purchasers: As defined in the preamble hereto.

Initial Securities: As defined in the preamble hereto.

Interest Payment Date: As defined in the Indenture and the Securities.

Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Issuers relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Entitled Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities: The Initial Securities, Entitled Securities and Exchange Notes.

Securities Act: The Securities Act of 1933, as amended.

Shelf Filing Deadline: As defined in Section 4(a) hereof.

Shelf Registration Statement: As defined in Section 4(a) hereof.

Special Interest Payment Date: With respect to the Initial Securities, each Interest Payment Date.

Trust Indenture Act: The Trust Indenture Act of 1939, as amended.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.

SECTION 2. Securities Subject to this Agreement.

(a) Entitled Securities. The securities entitled to the benefits of this Agreement are the Entitled Securities.

(b) Holders of Entitled Securities. A Person is deemed to be a holder of Entitled Securities (each, a “Holder”) whenever such Person owns Entitled Securities.

SECTION 3. Registered Exchange Offer.

(a) Unless the Exchange Offer shall not be required or permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), each of the Issuers and the Guarantors shall (i) cause to be filed with the Commission on or prior to 300 days after the Closing Date (or if such 300th day is not a Business Day, the next succeeding Business Day), an Exchange Offer Registration Statement under the Securities Act relating to the Exchange Notes and the Exchange Offer, (ii) use all commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective on or prior to 365 days after the Closing Date (or if such 365th day is not a Business Day, the next succeeding Business Day), and (iii) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Entitled Securities and to permit resales of Initial Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b) The Issuers and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date notice of the Exchange Offer is mailed to the Holders. The Issuers shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. Unless the Exchange Offer shall not be required or permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), the Issuers shall use all commercially reasonable efforts to issue on or prior to 30 Business Days, or longer if required by applicable securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all notes properly tendered and not withdrawn in the Exchange Offer prior to the expiration thereof.

(c) The Issuers shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Entitled Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Entitled Securities acquired directly from the Issuers), may exchange such Initial Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

Each of the Issuers and the Guarantors shall use all commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Issuers shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180 day period (or shorter period as provided in the preceding paragraph) in order to facilitate such resales.

SECTION 4. Shelf Registration.

(a) Shelf Registration. If (i) the Issuers and the Guarantors are not required to file an Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), or (ii) any holder of Entitled Securities notifies the Issuers prior to the 20th Business Day following the consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer, (B) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a Prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales, (C) it is a Broker-Dealer and owns Initial Notes acquired directly from the Issuers or an affiliate of the Issuers or (D) it is an Affiliate (as defined in Rule 144 promulgated by the Commission) of the Issuers and will not receive Exchange Notes in the Exchange Offer that may be freely transferred without restriction under federal securities law, then the Issuers and the Guarantors will:

(x) use all commercially reasonable efforts to file a Shelf Registration Statement, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) with the Commission on or prior to 300 days after such filing obligation arises (or if such 300th day is not a Business Day, the next succeeding Business Day); and

(y) use all commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or prior to 365 days after the such obligation arises (or if such 365th day is not a Business Day, the next succeeding Business Day).

Each of the Issuers and the Guarantors shall use all commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities by the Holders of Entitled Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the effective date of such Shelf Registration Statement (or shorter period that will terminate when all the Initial Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement).

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Entitled Securities may include any of its Entitled Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuers in writing, within 10 Business Days after receipt of a request therefor, such information as the Issuers may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such Holder not materially misleading.

SECTION 5. Special Interest.

If (i) the Issuers and the Guarantors fail to file any of the Registration Statements required by this Agreement on or before the date specified for such filing, (ii) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”), (iii) the Issuers and the Guarantors fail to consummate the Exchange Offer within 30 Business Days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Entitled Securities during the periods specified in this Agreement (each such event referred to in clauses (i) through (iv) above, a “Registration Default”) as liquidated damages for such Registration Default, the Issuers and the Guarantors agree to pay Holders of Entitled Securities Special Interest of 0.25% per annum during the first 90-day period immediately following the occurrence of any Registration Default. The amount of Special Interest will increase by 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum of Special Interest for all Registration Defaults of 1.0% per annum of the principal amount of the Entitled Securities outstanding. Following the cure of all Registration Defaults, the accrual of Special Interest will cease.

All obligations of the Issuers and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Entitled Security at the time such security ceases to be a Entitled Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6. Registration Procedures.

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Issuers and the Guarantors shall comply with all of the applicable provisions of Section 6(c) hereof, and shall comply with all of the following provisions:

(i) If in the reasonable opinion of counsel to the Issuers there is a question as to whether the Exchange Offer is permitted by applicable law, each of the Issuers and the Guarantors hereby agrees to use commercially reasonable efforts to seek a no-action letter or other favorable decision from the Commission allowing the Issuers and the Guarantors to Consummate an Exchange Offer for such Initial Securities. Each of the Issuers and the Guarantors hereby agrees to use commercially reasonable efforts to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. Each of the Issuers and the Guarantors hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Issuers setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) otherwise use commercially reasonable efforts to pursue a favorable resolution by the Commission staff of such submission.

(ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Entitled Securities shall furnish, upon the request of the Issuers, prior to the Consummation thereof, a written representation to the Issuers (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate (within the meaning of Rule 405 under the Securities Act) of the Issuers, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. In addition, all such Holders of Entitled Securities shall otherwise cooperate in the Issuers’ preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Issuers.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, each of the Issuers and the Guarantors shall comply with all the provisions of Section 6(c) hereof.

(c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Entitled Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), each of the Issuers and the Guarantors shall:

(i) use all commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements, including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Entitled Securities during the period required by this Agreement, the Issuers shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use all commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Entitled Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) in the case of a Shelf Registration Statement or an Exchange Offer Registration Statement maintained as effective following the closing of the Exchange Offer, during the applicable period set forth in Section 3 or 4 hereof, advise the underwriter(s), if any, Broker-Dealer(s), if any, and selling Holders named in a Shelf Registration Statement promptly and if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Entitled Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Entitled Securities under state securities or blue sky laws, each of the Issuers and the Guarantors shall use all commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) furnish without charge to each of the Initial Purchasers, each selling Holder named in any Shelf Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Shelf Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a reasonable period prior to filing (but in any case not more than five Business Days), and the Issuers will not file any such Shelf Registration Statement or Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Entitled Securities covered by such Shelf Registration Statement or the underwriter(s), if any, shall reasonably object in writing after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such reasonable period specified by the Issuers). The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission. This clause (iv) shall not apply to any filing by the Issuers or the Guarantors of any Current Report on Form 8-K that is exclusively unrelated to the Entitled Securities and the offering or exchange therefore;

(v) in the case of a Shelf Registration Statement, make available at reasonable times for inspection by the Initial Purchasers, the managing underwriter(s), if any, participating in any disposition pursuant to such Shelf Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Issuers and the Guarantors and cause the Issuers’ and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any;

(vi) if reasonably requested by the underwriter(s), if any, or a Holder of Entitled Securities under a Shelf Registration Statement, promptly incorporate in any Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such underwriter(s), if any, or Holder(s) of Entitled Securities may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Entitled Securities, information with respect to the principal amount of Entitled Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Entitled Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Issuers are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii) cause the Entitled Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the underwriter(s), if any;

(viii) in the case of a Shelf Registration Statement, furnish to each Initial Purchaser, each selling Holder and the underwriter(s), if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein (upon request) and all exhibits (including exhibits incorporated therein by reference)(upon request);

(ix) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Issuers and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Entitled Securities covered by the Prospectus or any amendment or supplement thereto;

(x) in the case of a Shelf Registration Statement, enter into such agreements (including an underwriting agreement), and make such customary representations and warranties, and take all such other actions, all to such extent as may be reasonably requested by any Initial Purchaser or by any Holder of Entitled Securities or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Issuers and the Guarantors shall:

(A) furnish to each of the Initial Purchasers, each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the effectiveness of the Shelf Registration Statement:

(1) a certificate, dated the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by two executive officers of each of the Issuers and the Guarantors, confirming, as of the date thereof, matters substantially similar to those set forth in Section 8(e) of the Purchase Agreement and such other matters as such parties may reasonably request;

(2) an opinion, dated the date of effectiveness of the Shelf Registration Statement, of counsel for the Issuers and the Guarantors, covering matters similar to those set forth in Section 8(b) of the Purchase Agreement; and

(3) a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Issuers’ independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming matters substantially similar to those set forth in the comfort letters delivered pursuant to Section 8(c) of the Purchase Agreement, without exception;

(B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C) deliver such other documents and certificates as may be reasonably requested by the Initial Purchasers, the underwriters, if any, and the Holders of the majority in aggregate principal amount of the Entitled Securities, to evidence compliance with Section 6(c)(x)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuers or any of the Guarantors pursuant to this Section 6(c)(x), if any.

If at any time the representations and warranties of the Issuers and the Guarantors contemplated in Section 6(c)(x)(A)(1) hereof made in connection with a Shelf Registration Statement cease to be true and correct, the Issuers or the Guarantors shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly;

(xi) prior to any public offering of Entitled Securities, use all commercially reasonable efforts to register or qualify the Entitled Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Entitled Securities covered by the Shelf Registration Statement; provided, however, that neither the Issuers nor the Guarantors shall be required to register or qualify as a foreign entity where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation in any jurisdiction where it is not then so subject;

(xii) shall issue, upon the request of any Holder of Initial Securities covered by the Shelf Registration Statement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Initial Securities surrendered to the Issuers by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Initial Securities held by such Holder shall be surrendered to the Issuers for cancellation;

(xiii) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Entitled Securities to be sold and not bearing any restrictive legends; and enable such Entitled Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request prior to any sale of Entitled Securities made by such Holders or underwriter(s);

(xiv) in the case of a Shelf Registration Statement or an Exchange Offer Registration Statement maintained as effective following the closing of the Exchange Offer, during the applicable period set forth in Section 3 or 4 hereof, if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Entitled Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xv) provide a CUSIP number for all Securities not later than the effective date of the Registration Statement covering such Securities and provide the Trustee under the Indenture with printed certificates for such Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such Securities are eligible for deposit with the Depository Trust Company;

(xvi) cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter” as the term is defined within the rules and regulations of FINRA) that is required to be retained in accordance with the rules and regulations of the FINRA;

(xvii) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Entitled Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Issuers’ first fiscal quarter commencing after the effective date of the Registration Statement;

(xviii) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use all commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

(xix) in the case of a Shelf Registration Statement, cause all Securities covered by such Shelf Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Issuers are then listed if requested by the Holders of a majority in aggregate principal amount of Initial Securities or the managing underwriter(s), if any; and

(xx) if not otherwise available on EDGAR, provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

Each Holder agrees by acquisition of a Entitled Security that, upon receipt of any notice from the Issuers of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Entitled Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof, or until it is advised in writing (the “Advice”) by the Issuers that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Issuers, each Holder will deliver to the Issuers (at the Issuers’ expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Entitled Securities that was current at the time of receipt of such notice. In the event the Issuers shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Special Interest is due pursuant to Section 5 hereof or the amount of such Special Interest, it being agreed that the Issuers’ option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof.

SECTION 7. Registration Expenses.

(a) All expenses incident to the Issuers’ and the Guarantor’s performance of or compliance with this Agreement will be borne by the Issuers and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of the FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing of Prospectuses), messenger and delivery services and telephone; (iv) all reasonable fees and disbursements of counsel for the Issuers, the Guarantors and, subject to Section 7(b) hereof, the Holders of Entitled Securities; (v) all application and filing fees in connection with listing the Exchange Notes on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Issuers and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

Each of the Issuers and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuers or the Guarantors.

Notwithstanding the foregoing, the Holders of Entitled Securities being registered shall pay all agency fees and commissions and underwriting discounts and commissions, if any, and transfer taxes, if any, attributable to the sale of such Entitled Securities, and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than the counsel and experts specifically referred to above.

(b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Issuers and the Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders of Entitled Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel for the holders of Entitled Securities and Initial Purchasers, who shall be Latham & Watkins LLP, or such other counsel as may be chosen by the Holders of a majority in principal amount of the Entitled Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. Indemnification.

(a) The Issuers and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Issuers by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which the Issuers or any of the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Issuers or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Issuers and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Issuers or the Guarantors of its obligations pursuant to this Agreement except to the extent they are prejudiced by any such failure. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the reasonable fees and expenses of not more than one counsel to such Indemnified Holder (in addition to any local counsel) shall be paid, as incurred, by the Issuers and the Guarantors, subject to the limitations on the Issuers’ and the Guarantors’ indemnification obligations set forth in the preceding paragraph. The Issuers and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Issuers and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Issuers’ and the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Issuers and the Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Issuers and the Guarantors. The Issuers and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b) Each Holder of Entitled Securities agrees, severally and not jointly, to indemnify and hold harmless the Issuers, the Guarantors and the respective directors and officers of the Issuers and the Guarantors who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Issuers or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Issuers and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or Prospectus. In case any action or proceeding shall be brought against the Issuers, the Guarantors or its their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Entitled Securities, such Holder shall have the rights and duties given the Issuers and the Guarantors, and the Issuers, the Guarantors, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Issuers and the Guarantors shall be deemed to be equal to the total net proceeds (before deducting expenses) to the Issuers and the Guarantors from the Initial Placement), the amount of Special Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Issuers and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Issuers on the one hand and of the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or any of the Guarantors, on the one hand, or the Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities or expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Issuers, the Guarantors and each Holder of Entitled Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Initial Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.

SECTION 9. Rule 144A.

Each of the Issuers and the Guarantors hereby agrees with each Holder, for so long as any Entitled Securities remain outstanding, to make available to any Holder or beneficial owner of Entitled Securities in connection with any sale thereof and any prospective purchaser of such Entitled Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Entitled Securities pursuant to Rule 144A under the Securities Act.

SECTION 10. Participation in Underwritten Registrations.

No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Entitled Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. Selection of Underwriters.

The Holders of Entitled Securities covered by the Shelf Registration Statement who desire to do so may sell such Entitled Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Entitled Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Issuers.

SECTION 12. Miscellaneous.

(a) Remedies. Each of the Issuers and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Each of the Issuers and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Issuers nor the Guarantors are currently party to any agreement granting any registration rights with respect to any of its securities that are similar to the Entitled Securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers’ or any of the Guarantors’ securities under any agreement in effect on the date hereof.

(c) Adjustments Affecting the Securities. The Issuers will not take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Issuers have (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Entitled Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Entitled Securities (excluding any Entitled Securities held by the Issuers or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Entitled Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Issuers shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Issuers:

Express Parent LLC

One Limited Parkway

Columbus, OH 43230

Telecopier No.: (684) 415-4858 Attention: Secretary

With a copy to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Telecopier No.: (312) 862-2200

Attention: Robert M. Hayward, P.C.

        William R. Burke

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Entitled Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Entitled Securities from such Holder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuers with respect to the Entitled Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Express, LLC
Express Finance Corp.

By:	/s/ Matthew C. Moellering
	Name:	Matthew C. Moellering
	Title:	Executive Vice President, Chief Administrative Officer, Chief Financial Officer, Treasurer and Secretary

[Signature page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Express Parent LLC
Express GC, LLC

By:	/s/ Matthew C. Moellering
	Name:	Matthew C. Moellering
	Title:	Executive Vice President, Chief Administrative Officer, Chief Financial Officer, Treasurer and Secretary

[Signature page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first written above.

Banc of America Securities LLC

By:	/s/ Aaron J. Peyton
	Name:	Aaron J. Peyton
	Title:	Managing Director

[Signature page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first written above.

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
Name:
Title:

[Signature page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first written above.

Morgan Stanley & Co. Incorporated

By:	/s/ Paul Fossati
	Name:	Paul Fossati
	Title:	Managing Director

[Signature page to Registration Rights Agreement]